Exhibit 10.6

Rent the Runway, Inc. 2019 Stock Incentive Plan

SUMMARY OF INCENTIVE STOCK OPTION GRANT

You have been granted the following option to purchase shares of the Common Stock of Rent the Runway, Inc.:

Name of Optionee:

Total Number of Shares:

Type of Option:	x Incentive Stock Option (ISO)

Nonstatutory Stock Option (NSO)

Exercise Price per Share:	$__________________________

Date of Grant:

Vesting Schedule:	This option may be exercised with respect to the first 25% of the Shares subject to this option when the Optionee completes 12 months of continuous Service beginning with the Vesting Commencement Date set forth below. This option may be exercised with respect to an additional 1/48th of the Shares subject to this option when the Optionee completes each month of continuous Service thereafter.

Vesting Commencement Date:

Expiration Date:	_______________. This option expires earlier if the Optionee’s Service terminates earlier, as provided in Section 3 of the Agreement, or if the Company engages in certain corporate transactions, as provided in the Agreement.

RENT THE RUNWAY, INC.

Incentive Stock Option Agreement

Granted Under 2019 Stock Incentive Plan

1. Grant of Option.

This agreement (the “Agreement”) evidences the grant by Rent the Runway, Inc., a Delaware corporation (the “Company”), on _______________________ (the “Grant Date”) to __________________________, an employee of the Company (the “Participant”), of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Company’s 2019 Stock Incentive Plan (the “Plan”), a total of ____________________ shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $____________ per Share. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on _______________________ (the “Final Exercise Date”).

It is intended that the Option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). However, Participant acknowledges that, to the extent that the aggregate fair market value (determined as of the time an option is granted) of all Shares with respect to which incentive stock options (as defined in Section 422 of the Code), including, without limitation, this Option, are first exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), this Option and such other options (or the applicable portion thereof) shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Nonstatutory Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking “incentive stock options” into account in the order in which they were granted. Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2. Vesting Schedule.

For purposes of this Agreement, “Vesting Commencement Date” shall be as set forth in the Summary of Stock Option Grant. This Option will become exercisable (“vest”) as set forth in the Summary of Stock Option Grant.

Notwithstanding anything to the contrary in this Agreement, unless determined otherwise by the Company’s Board of Directors in its discretion or otherwise required by applicable law, the vesting of this Option shall be tolled during any unpaid leave of absence that is either taken by the Participant pursuant to the Company’s one-year sabbatical program in effect from time to time, or following twelve (12) consecutive weeks of any unpaid leave of absence taken by the Participant.

Participant acknowledges that in the event any leave of absence taken by Participant exceeds three months without a right to reemployment with the Company provided either by statute or by contract, the Option may become a Nonstatutory Stock Option and as a result will no longer eligible for the potentially advantageous tax treatment afforded to “incentive stock options” within the meaning of Section 422 of the Code. In addition, Participant acknowledges that if Participant ceases to be an ISO Eligible Employee but continues to provide services to the Company or a subsidiary, any portion of this Option that qualified as an Incentive Stock Option will be deemed to be a Nonstatutory Stock Option three months after Participant ceases to be an ISO Eligible Employee.

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this Option shall be accompanied by a (i) completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A and (ii) completed Joinder Agreement in the form attached hereto as Exhibit B, pursuant to which the Participant agrees to become a party to and bound by that certain Eighth Amended and Restated Stockholders’ Agreement, dated as of April 30, 2020, by and among the Company and certain stockholders of the Company (as such agreement may be amended and/or restated from time to time, the “Stockholders’ Agreement”) and that certain Eighth Amended and Restated Voting Agreement, dated as of April 30, 2020, by and among the Company and certain stockholders of the Company (as such agreement may be amended and/or restated from time to time, the “Voting Agreement”), each signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full for the Shares with respect to which the Option or portion thereof is exercised in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”). Except as may be otherwise provided by the Administrator, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under this Agreement, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition, non-disparagement, non-interference or confidentiality provisions of any employment, consulting, advisory, nondisclosure, non-competition or other agreement between the Participant and the Company (including, without limitation, the Restrictive Covenant Agreement (as defined below)), in addition to all other available remedies (including without limitation (i) seeking damages as it can show it sustained by reason of such breach and (ii) those remedies set forth in Section 11 of this Agreement), the right to exercise this Option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in paragraph (e) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this Option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this Option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other relationship shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s employment or other relationship is terminated by the Company or the Participant’s resignation, that termination for Cause was warranted.

4. Company Consent Right.

(a) Company By-Laws. In the event the provisions of this Section 4 conflict with those set forth in the Company’s Bylaws, the Company’s Bylaws shall prevail.

(b) Company Consent Right. The Participant may not sell, transfer, assign, pledge, or otherwise dispose of or encumber any Shares acquired through an exercise of this Option or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) without the prior written consent of the Company, upon duly authorized action of the Board. The Company may withhold consent for any legitimate corporate purpose, as determined by the Board. Examples of the basis for the Company to withhold its consent include, without limitation, (i) if such Transfer is to individuals, companies or any other form of entity identified by the Company as a potential competitor or considered by the Company to be unfriendly; (ii) if such Transfer increases the risk of the Company having a class of security held by record by 2,000 or more persons, or 500 or more persons who are not accredited investors (as such term is defined by the Securities and Exchange Commission (the “SEC”)), as described in Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and any related regulations, or otherwise requiring the Company to register any class of securities under the 1934 Act; (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including, without limitation, any trading portal or internet site intended to facilitate secondary transfers of securities; (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer represents a Transfer of less than all of the shares of Common Stock then held by the stockholder and its affiliates or is to be made to more than a single transferee.

(c) Termination. The provisions of this Section 4 shall terminate upon the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended the (“1933 Act”).

(d) No Obligation to Recognize Invalid Transfer. Any Transfer, or purported Transfer, of Shares acquired through an exercise of this Option or any right or interest therein not made in strict compliance with this Section 4 shall be null and void and the Company shall not be required (1) to transfer on its books any of the Shares which shall have been Transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so Transferred. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent.

(e) Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to transfer restrictions and a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5. Right of First Refusal.

(a) Stockholders’ Agreement. In the event the Participant is a party to the Stockholders’ Agreement and obligations under the remaining provisions of this Section 5 conflict with those set forth in the Stockholders’ Agreement, the terms of the Stockholders’ Agreement shall prevail.

(b) Written Notice. Until a Reorganization Event or a Qualified Public Offering (as defined in the Company’s Certificate of Incorporation), the Participant may not Transfer any Shares unless (i) the Participant shall have received a bona-fide arm’s length offer (an “Offer”) to purchase such Shares from a third party who has agreed to become party to this Agreement and to be bound by all the terms and conditions hereof and who the Participant reasonably believes has the financial capacity to fund such purchase, (ii) the Participant gives written notice (the “Notice”) to the Investors (as defined in the Stockholders’ Agreement) and the Company at least twenty-five (25) days prior to the closing of such proposed Transfer as described below, (iii) the Company has not withheld its consent to such Transfer pursuant to Section 4, and (iii) the Participant otherwise complies with this Section 5. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number and class or series of Shares to be transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

(c) Rights of First Refusal. In the event the Company decides to consent to a Transfer pursuant to the requirements set forth in Section 4, then, for a period of fifteen (15) days following receipt of any Notice, (1) the Company shall have the right (the “Company Refusal Right”) upon written notice to the Participant to elect to purchase all or any part of the Offered Shares on the same terms and conditions set forth in the Notice, (2) the Investors, other than the Participant (the “Non-Selling Investors”), shall have, upon written notice to the Participant, the right (the “Right of First Refusal”), subject to the Company Refusal Right, to elect to purchase all or any part of the Offered Shares on the same terms and conditions as set forth in the Notice, and (3) in lieu of exercising the right set forth in clause (2), each Non-Selling Investor also shall have the right (the “Investor Co-Sale Right”) to elect to sell on appropriate terms all or any part of that number of shares of Common Stock then owned and/or issued or issuable upon conversion of shares of Series Preferred Stock (as defined in the Stockholders’ Agreement) then owned by such Non-Selling Investor (the “Investor Co-Sale Shares”) equal to the product obtained by multiplying (i) the aggregate number of Offered Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock owned and/or issued or issuable upon conversion of the shares of Series Preferred Stock owned by such Non-Selling Investor and the denominator of which is the total number of shares of Common Stock owned by the Participant and all of the Common Stock owned and/or issued or issuable upon conversion of the shares of Series Preferred Stock owned by all of such Non-Selling Investors who have exercised the Investor Co-Sale Right (the “Co-Sale Pro Rata Share”).

(d) Remaining Shares. If the Company does not elect to purchase all of the Offered Shares within the fifteen (15) day period specified above, the Participant shall promptly give written notice to the Non-Selling Investors setting forth the number of Offered Shares not purchased by the Company (the “Remaining Shares”). The Remaining Shares shall be allocated among the Non-Selling Investors who have exercised the Right of First Refusal (the “Participating Investors”) as follows: There shall be allocated to each Participating Investor a number of Remaining Shares equal to the lesser of (A) the number of Remaining Shares which such Participating Investor has elected to purchase and (B) a portion (the “Refusal Right Pro Rata Share”) of the Remaining Shares equal to the product of the Remaining Shares times a fraction, of which (i) the numerator is the number of shares of Common Stock owned and/or issued and issuable upon conversion of the shares of Series Preferred Stock owned by such Participating Investor and (ii) the denominator is the total number of shares of Common Stock owned and/or issued and issuable upon conversion of the shares of Series Preferred Stock owned by all of the Participating Investors. The balance of the Remaining Shares which such Participating Investors have elected to purchase shall be allocated to the Participating Investors who have elected to purchase more than their Refusal Right Pro Rata Share of the Remaining Shares pro rata based on the number of Remaining Shares which each such Participating Investor has elected to purchase in excess of such Participating Investor’s Refusal Right Pro Rata Share of the Remaining Shares.

(e) Co-Sale Right. Each Non-Selling Investor who has exercised the Investor Co-Sale Right (a “Co-Sale Participant”) shall be entitled to sell a number of Investor Co-Sale Shares equal to the lesser of (a) the number of Offered Shares which the Co-Sale Participant has elected to sell and (b) such Co-Sale Participant’s Co-Sale Pro Rata Share calculated based on the Offered Shares which are not purchased by the Company pursuant to the Company Refusal Right or by the Participating Investors pursuant to the Right of First Refusal (the “Co-Sale Remaining Shares”).

(f) Other Proposed Transfers. Any proposed Transfer at a different price or on terms and conditions more favorable to the transferee(s) than specified in the Notice, or not completed within seventy (70) days following the receipt of the Notice by the Company, as well as any subsequent proposed Transfer of any Shares by a stockholder, shall again be subject to the Company Refusal Right, the Right of First Refusal of the Investors and the Investor Co-Sale Rights, and shall require compliance by the Participant with the procedures described in this Section 5.

(g) Transfer Mechanics to Company and/or Participating Investors. If (i) the Company and/or the Participating Investors elect to purchase all of the Offered Shares subject to the Notice or (ii) the Company and/or the Participating Investors elect to purchase less than all the Offered Shares and the prospective purchaser identified in the Notice does not agree to purchase any of the Offered Shares not so purchased by the Company and/or the Participating Investors, the following provisions shall apply: The Company and/or Participating Investors shall effect the purchase of the Offered Shares and/or Remaining Shares on a date specified by the Participant by notice to the Company and/or the Participating Investors not earlier than the later of (x) ten (10) days after such notice or (y) thirty (30) days after the receipt of the Notice by the Investors. On the date of such purchase, the Participant shall deliver to the Company and/or the Participating Investors, as applicable, the certificates representing the Shares to be purchased by the Company and/or the Participating Investors, each certificate to be properly endorsed for transfer, in exchange for payment by the Company and/or the Participating Investors, as applicable, of the purchase price for the Shares.

(h) Transfer Mechanics to Prospective Purchaser. If (i) the Company and the Participating Investors do not elect to purchase any of the Offered Shares or (ii) the Company and/or the Participating Investors elect to purchase less than all of the Offered Shares and the prospective purchaser agrees to purchase less than all of the Offered Shares, the following provisions shall apply: The Participant may, not later than forty (40) days following delivery to the Company and each of the Investors of the Notice, enter into an agreement providing for the closing of the Transfer to the third party purchaser(s) identified in the Notice of any Offered Shares with respect to which neither the Company Refusal Right nor the Right of First Refusal has been exercised, together with the closing of the purchase of any Investor Co-Sale Shares to be sold by any Co-Sale Participant, such purchase to occur within thirty (30) days of such agreement at a price and on terms and conditions no more favorable to the transferee(s) thereof than specified in the Notice. Simultaneously with such purchase there shall occur the purchase of any Shares with respect to which the Company Refusal Right or the Right of First Refusal has been exercised. On the date of such purchase, each Co-Sale Participant shall be paid that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale and the Company and/or each Participating Investor, as applicable, shall pay the Participant the purchase price to be paid by such Person for the Offered Shares purchased by them. On the date of such purchase, each Co-Sale Participant shall promptly deliver to the Participant for Transfer to the prospective purchaser(s) and, if applicable, the Participant shall deliver to the Company and/or the Participating Investors, one or more certificates properly endorsed for transfer which represent the Shares to be sold by each such person pursuant to this Section 5. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Shares from a Co-Sale Participant exercising its Investor Co-Sale Rights hereunder, the Participant shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Participant shall purchase such Shares from such Co-Sale Participant on terms and conditions to be negotiated in good faith by the Participant and such Co-Sale Participant.

(i) Non-Cash Consideration. If the consideration to be paid for the Offered Shares by the third party purchaser shall be other than cash, the Company or the Participating Investors, as applicable, exercising the Company Refusal Right or the Right of First Refusal may in lieu of such consideration pay cash equal to the fair market value of such consideration as mutually agreed in good faith between the Participant and the holders of a majority of the Shares as to which the Right of First Refusal and Company Refusal Right have been exercised (with the Series C-1 Preferred Stock treated as not subject to the Regulatory Voting Restriction (as defined in the Certificate of Incorporation) for this purpose). If such mutual agreement cannot be reached, the Appraisal Procedure set forth in the Certificate of Incorporation shall be followed mutatis mutandis and the time periods in Sections 5(b) through 5(d) shall be extended by the time needed to determine such fair value.

6. Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending on the date specified by the underwriters of Common Stock, not to exceed 180 days after the date of the final prospectus relating to the offering (plus such other period to the extent requested by the managing underwriters for such offering to accommodate regulatory restrictions), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

7. Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option. In the event that the Company or any subsidiary determines that any federal, state, local, or foreign tax or withholding payment is required relating to the exercise of the Option, the sale of Shares acquired under this Option, or as otherwise arising under this Option, the Company or such subsidiary shall have the right to require such payments from Participant, or deduct or withhold such amounts from other payments due to Participant from the Company or any subsidiary.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option, the Participant shall notify the Company in writing of such disposition.

8. Transfer Restrictions.

(a) This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

(b) The Participant agrees that he or she will not transfer any Shares acquired upon exercise of this Option or any right or interest therein unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Sections 4, 5, 6, 10, 11 and 12; provided that such a written confirmation shall not be required with respect to (i) Section 4 after such provision has terminated in accordance with Section 4(c), (ii) Section 5 after such provision has terminated in accordance with Section 5(b) or (iii) Section 6 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

9. Provisions of the Plan.

This Option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Agreement.

10. Section 409A.

It is the intention and understanding of the parties that this Option is intended to be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be interpreted and administered to give effect to such intention and understanding and to avoid the imposition on the Participant of any tax, interest or penalty under Section 409A of the Code in respect of this Option. Notwithstanding the foregoing, if the Administrator determines that this Option (or any portion thereof) may be subject to Section 409A of the Code, this Agreement will be interpreted and administered to be in compliance with Section 409A of the Code and the Participant’s consent shall not be required for any amendment to the Plan or this Agreement or the adoption of any other policies and procedures (including amendments, policies and procedures with retroactive effect) or such other actions by the Administrator which, in the sole discretion of the Administrator, are necessary or appropriate for this Option either to be exempt from the application of Section 409A of the Code or to comply with the requirements of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, any subsidiary thereof, or the Administrator will have any obligation to take any action to prevent the assessment of any excise tax or penalty on the Participant under Section 409A of the Code, and neither the Company, any subsidiary thereof, or the Administrator will have any liability to the Participant for such tax or penalty.

11. Restrictive Covenants.

The Participant hereby acknowledges and agrees that any written covenants between the Participant and the Company or its subsidiaries or any confidentiality or other restrictive covenant agreement with the Company or any of its subsidiaries, including, without limitation, the certain Invention and Non-Disclosure Agreement and Non-Competition and Non-Solicitation Agreements (collectively, the “Restrictive Covenant Agreements”), are incorporated herein by reference, and that such Restrictive Covenant Agreements remain in full force and effect.

The Participant recognizes that the Company and its subsidiaries, including without limitation its founders, owners, investors and stockholders, have an on-going economic interest in the reputation and good will of the Company, its business, services and products. The Participant agrees not to interfere with that economic interest by disparaging or otherwise communicating to any person or entity negative statements, whether written or oral, about the Company or its founders, owners, investors, stockholders, employees, advisors, business, products or services. The Participant shall not interfere with or otherwise in any way or through any medium directly or indirectly seek to harm or to profit at the expense of the Company’s business prospects or reputation. Nothing in this Section 9 shall preclude the Participant from making truthful statements as required by applicable law, or to confer in confidence with the Participant’s legal representatives. The Participant may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought, and shall assist such counsel in resisting or otherwise responding to such process. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede the Participant (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. The Participant does not need the prior authorization of the Company to make any such reports or disclosures and Participant shall not be not required to notify the Company that such reports or disclosures have been made.

12. Recoupment.

The Shares shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy as enacted, adopted or modified from time to time. For the avoidance of doubt, this provision shall apply to any gains realized upon disposition of the Shares received upon the exercise or settlement of the Option.

13. Remedies.

By acceptance of the grant of this Option, the Participant agrees that if the Participant violates the non-disparagement or non-interference provisions of this Option or any employment contract or other agreement between the Participant and the Company, or threatens to do so, in addition to all other available remedies (including, without limitation, (i) seeking such damages as it can show it has sustained by reason of such breach and (ii) those remedies set forth in Section 3 of this Agreement), (a) the Company shall be entitled to specific performance and injunctive and other appropriate relief (without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law) to prevent the Participant from doing so, and/or (b) the Company (by action of the Chief Executive Officer, President, General Counsel, Chief Financial Officer or other officer authorized to act by the Board of Directors) may cause any or all of the following actions to occur: (i) this Option to become void, to be forfeited and to terminate effective as of the date on which the Participant violated such agreement, (ii) any shares of Common Stock acquired by the Participant pursuant to the exercise of this Option to be forfeited and returned to the Company, and/or (iii) any gain realized by the Participant from the sale or transfer of shares of Common Stock acquired through the exercise of this Option to be returned by the Participant to the Company. The Participant acknowledges that the harm caused to the Company by the breach or anticipated breach of any non-disparagement or non-interference provisions of this Agreement or any employment contract or other agreement between the Participant and the Company is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Participant consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company, be entered on consent and enforced by any court having jurisdiction over the Participant, without prejudice to any rights either party may have to appeal from the proceedings that resulted in any grant of such relief.

14. Further Instruments.

The Participant hereby agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement including, without limitation, any instrument containing investment representations.

15. Governing Law; Severability.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

16. Successors and Assigns.

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

17. Notices.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

18. Entire Agreement.

The Plan, this Agreement (including all Exhibits hereto) and any written employment agreement (including an offer letter) between Participant and the Company providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

[Signature page follows]

RENT THE RUNWAY, INC.

By:
Name: Scarlett O’Sullivan
Title: Chief Financial Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2019 Stock Incentive Plan.

PARTICIPANT:

Address:
Email Address:

Exhibit A

NOTICE OF STOCK OPTION EXERCISE

Date: ____________1

Rent the Runway, Inc.

10 Jay Street

Brooklyn NY 11201

Attention: Treasurer

Dear Sir or Madam:

I am the holder of _________2 Stock Option granted to me under the Rent the Runway, Inc. (the “Company”) 2019 Stock Incentive Plan on __________3 for the purchase of __________4 shares of Common Stock of the Company at a purchase price of $__________5 per share.

I hereby exercise my option to purchase _________6 shares of Common Stock (the “Shares”), for which I have enclosed __________7 in the amount of ________8. Please register my stock certificate as follows:

Name(s):                                                  9

Address:

Tax I.D. #:                                              10

[1]	Enter the date of exercise.
[2]	Enter either “an Incentive” or “a Nonstatutory”.
[3]	Enter the date of grant.
[4]	Enter the total number of shares of Common Stock for which the option was granted.
[5]	Enter the option exercise price per share of Common Stock.
[6]	Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.
[7]	Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.
[8]

Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

[9]

Enter name(s) to appear on stock certificate: (a) Your name only; (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship); or (c) In the case of a Nonstatutory option only, a Child’s name, with you as custodian (i.e., Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences of registering shares in a Child’s name.

[10]	Social Security Number of Holder(s).

I represent, warrant and covenant as follows:

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted with any tax consultants that I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice.

4. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

5. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

6. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available. I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Shares exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the United States Securities Exchange Act of 1934); and, in the case of an “affiliate” (within the meaning of Rule 144), (2) the availability of certain public information about the Company, (3) the amount of Shares being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable. In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which, effective as of February 15, 2008, requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, not less than one year, after the later of the date the Shares were sold by the Company or the date the Shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Shares by an affiliate, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above or, in the case of a non-affiliate who subsequently hold the Shares less than one year, the satisfaction of the conditions set forth in section (2) of the paragraph immediately above. I further understand that (a) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act and that (b) the exemption from registration under Rule 144 will not be available for at least one year (or in certain cases, six months if the Company becomes subject to the periodic reporting requirements of the Securities and Exchange Act of 1934) and even then will not be available unless the other terms and conditions of Rule 144 are complied with.

7. I understand that the Shares shall be subject to restrictions on transfer, if any, contained in the Company’s By-laws and stockholders’ agreement.

Very truly yours,

(Signature)

Exhibit B

FORM OF JOINDER AGREEMENT TO

STOCKHOLDERS’ AGREEMENT

AND

VOTING AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to:

a)

that certain Eighth Amended and Restated Stockholders’ Agreement, dated as of April 30, 2020, by and among the Company and certain stockholders of the Company, as may be amended and/or restated from time to time; and

b)

that certain Eighth Amended and Restated Voting Agreement, dated as of April 30, 2020, by and among the Company and certain stockholders of the Company, as may be amended and/or restated from time to time;

in each case as a “Common Stockholder” and “Stockholder” thereunder for all purposes of the agreement.

The street address and email address to which notices may be sent to the undersigned is as follows:

By: ______________________________________
Name: ___________________________________
Address: _________________________________
Email Address: ____________________________

OPTIONEE QUESTIONNAIRE

RENT THE RUNWAY, INC.

This Questionnaire is distributed to certain individuals who may be granted stock options and/or restricted stock units of RENT THE RUNWAY, INC., a Delaware corporation (the “Company”). The purpose of this Questionnaire is to support the Company’s compliance with applicable federal and state securities laws.

All answers will be kept confidential. The undersigned agrees that this Questionnaire may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire in their reasonable discretion if requested to demonstrate compliance with such securities laws. The undersigned represents that the information contained in this Questionnaire is complete and accurate and will notify the Company of any material change in any of such information.

Accredited Investor Certification. The undersigned makes one of the following representations regarding their income or net worth and certain related matters and has checked the applicable representation:

[__]

The undersigned’s income[11] during each of the last two years (as of the date of your option grant(s)) exceeded $200,000 or, if the undersigned is married, the joint income of the undersigned and the undersigned’s spouse during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married, the joint income of undersigned and the undersigned’s spouse from all sources during this year will exceed $300,000.

[__]

The undersigned’s net worth,[12] including the net worth of the undersigned’s spouse, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence) (as of the date of your option grant(s)).

[__]	The undersigned cannot make any of the representations set forth above.

[11]

For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

[12]

For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse and any personal property owned by you or your spouse (e.g. furniture, jewelry, other valuables, etc.).

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the date written below.

Print Name of Optionee

(Signature)

Address